Exhibit 10.5

HSBC

CONTINUING INDEMNITY AGREEMENT

Between

RAFAELLA APPAREL GROUP, INC.

and

HSBC Bank USA, National Association

Date June 20, 2005

CONTINUING INDEMNITY AGREEMENT

In connection with the issuance of Air Releases and Steamship Guarantees (Indemnity) by HSBC Bank USA, National Association (Bank), pursuant to the Financing Agreement (as defined below) covering the shipment of Goods (Shipment), Applicant agrees as follows:

1.                                      Indemnification.

Applicant agrees to indemnify Bank and hold Bank harmless from, and to pay to Bank on demand for, any loss, liability, costs, expenses or damage incurred by Bank by reason of Bank’s issuance of an Indemnity, or by reason of any action taken or not taken by Bank with respect to any Indemnity or any transaction related thereto. Applicant’s obligations under this Agreement shall constitute “Obligations” under and as defined in the Financing Agreement dated the date hereof among Applicant, Verrazano, Inc., each other subsidiary of Applicant that becomes a guarantor of the Obligations, Bank and the other lenders now or hereafter a party thereto, and Bank, as agent for such lenders (as amended, restated, modified or supplemented from time to time, the “Financing Agreement”).

2.                                      Commission and Costs.

Applicant agrees to pay to Bank on demand Bank’s usual commission and all charges and expenses incurred by Bank or its correspondents in connection with this Agreement.

3.                                      Bank’s Ownership of Property.

[Intentionally omitted]

4.                                      Matters Pertaining to Issuance of an Indemnity.

(a)                                  If an Indemnity is issued for a Shipment that is financed by letter of credit (Letter of Credit), Applicant authorizes Bank to honor any and all drafts under such Letter of Credit covering the Shipment, even if the accompanying Documents do not in all respects conform to the requirements of such Letter of Credit or certain Documents do not accompany the draft or drafts. Applicant agrees that any such discrepancy or omission in the accompanying Documents shall in no way affect Bank’s rights against Applicant under this Agreement or any other agreement between Bank and Applicant.

(b)                                 If an Indemnity is issued for a Shipment that is not financed by Letter of Credit, Applicant authorizes Bank to honor any drafts covering such Shipment, even if the conditions for honor have not been complied with due to some deficiency or variation in the Documents or Goods relating to such shipment.

(c)                                  Applicant will, immediately on receipt of the original Bill(s) of Lading, arrange for the prompt release or return to Bank of the Indemnity issued pursuant to this Agreement, which relates to such Bill(s) of Lading. If an Indemnity is not released within 60 days from the date of Applicant’s receipt of such Bill(s) of Lading, or such shorter time as Bank may request, Applicant shall, at Bank’s request, deliver to the carrier company or its agent a bond issued by an independent surety company to replace the Indemnity, and shall request such carrier company or its agent to return such Indemnity or to confirm that it has been cancelled. Notwithstanding any other provision of this Agreement, in order to obtain the release of an Indemnity, Bank may send to a carrier company any documents remitted to Bank directly from overseas.

(d)                                 Applicant agrees that Bank and any of Bank’s correspondents may receive and accept, as Bills of Lading, any Documents issued or purporting to be issued by or on behalf of any carrier which acknowledge receipt of Goods for transportation, whatever the specific provisions of such Documents. The date of each such Document shall be deemed the date of shipment of the property mentioned therein, each such Document shall be deemed in order if such date is within the time limit fixed by the relevant agreement pursuant to which such Shipment was financed.

(e)                                  Bank is authorized to accept instructions from Applicant, relating to the issuance of an Indemnity in writing or orally, including, without limitation, by telephone. Each oral request for an Indemnity shall be conclusively presumed to be made by a person authorized by Applicant to do so, and the issuance of an Indemnity as herein provided shall conclusively establish Applicant’s obligations hereunder.

(f)                                    If Bank issues, or takes action respecting, an Indemnity pursuant to any communication of any kind from Applicant, then the provisions of this Agreement shall apply to such Indemnity or such action, notwithstanding any lack of reference to this Agreement in such communications.

(g)                                 Neither Bank, nor Bank’s correspondents, shall be responsible, and neither shall incur liability, for any matter respecting any Goods or the Documents relating to such Goods, issued in connection with this Agreement, including, without limitation:  the existence, character, quality, quantity, condition, packing, value, or delivery of the Goods released to Applicant pursuant to this Agreement; any difference in character, quality, quantity, condition, or value of the Goods from that expressed in Documents; the validity, sufficiency or genuineness of Documents, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which any Shipment is made; partial or incomplete Shipment, or failure or omission to ship any or all of the Goods referred to in any Shipment; the character, adequacy, validity, or genuineness of any insurance; the solvency or responsibility of any insurer, or any other risk connected with insurance; a deviation or fraud by a carrier or anyone else in connection with any Goods or the shipping thereof; the solvency responsibility or relationship to the Goods of any party issuing any Documents in connection with the Goods; delay in arrival or failure to arrive of either the Goods or any of the Documents relating thereto; delay in giving or failure to give notice of arrival or any other notice; any breach of contract between the carriers or vendors and Applicant; failure of any draft to bear any reference or adequate reference to the relevant Shipment; or failure to send forward documents apart from drafts as required by the terms of any Shipment, or to accompany the drafts by a certificate that Documents have been sent.

(h)                                 In furtherance and extension and not in limitation of the specific provisions set forth in this section, Applicant agrees that Bank and Bank’s correspondents shall incur no liability with respect to any action taken or not taken in good faith by Bank or by any of

Bank’s correspondents under, or in connection with any Shipment, or the relevant drafts, Documents or Goods, and that any such action taken or not taken shall be binding on Applicant, except for any action constituting gross negligence or willful misconduct.

5.                                      Covenants.

(a)                                  Applicant will pay to Bank, on demand all costs and expenses of every kind paid or incurred by Bank or any of Bank’s correspondents in connection with this Agreement, in enforcing this Agreement, or in realizing upon or protecting any Collateral. “Costs and expenses” as used in the preceding sentence shall include, without limitation, the actual and reasonable attorneys’ fees incurred by Bank in retaining counsel for advice, suit, appeal, any insolvency or other proceedings under the Federal Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence. Payment of all sums referred to in this paragraph is secured by all Collateral under and as defined in the Financing Agreement.

(b)                                 Applicant will execute and deliver to Bank such trust receipts, security agreements, financing statements, assignments and other documents and do such other things relating to any security interest as Bank may request.

6.                                      Events of Default and Remedies.

[Intentionally Omitted]

7.                                      Miscellaneous.

(a)                                  (i) As further security for payment of the obligations arising under this Agreement, Applicant hereby grants to Bank a security interest in and lien on any and all property of Applicant which is or may hereafter be in the possession or control of Bank in any capacity or of any third party acting on its behalf, including, without limitation, all deposit and other accounts and all moneys owed or to be owed by Bank to Applicant; and with respect to all of such property, Bank shall have the same rights hereunder as it has with respect to the Collateral; (ii) without limiting any other right of Bank, whenever Bank has the right to declare any of the obligations under this Agreement to be immediately due and payable (whether or not it has so declared), Bank at its sole election may set off against the obligations any and all moneys then or thereafter owed to Applicant by Bank in any capacity, whether or not the obligation to pay such moneys owed by Bank is then due, and Bank shall be deemed to have exercised such right of set off immediately at the time of such election even though any charge therefor is made or entered on Bank’s records subsequent thereto.

(b)                                 All payments to be made to Bank under this Agreement shall be in immediately available funds.

(c)                                  No course of dealing between Applicant and Bank and no delay or omission by Bank in exercising any right or remedy hereunder or with respect to any obligation arising under this Agreement shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Bank may remedy any default by Applicant hereunder or with respect to any obligation in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Applicant. All of Bank’s rights and remedies hereunder are cumulative.

(d)                                 The rights and remedies of Bank hereunder shall, if Bank so directs, inure to any party acquiring any interest in all or any part of this Agreement.

(e)                                  Bank and Applicant as used herein shall include the heirs, executors or administrators, or successors or assigns, of those parties.

(f)                                    If more than one party executes this Agreement, the term “Applicant” shall include each as well as all of them, and their obligations hereunder shall be joint and several.

(g)                                 Bank shall have no obligation to issue any Indemnity, issuance of any Indemnity being in Bank’s sole and absolute discretion.

(h)                                 The obligations hereunder shall continue in force, notwithstanding any change in the membership of Applicant, if a partnership, whether arising from the death or retirement of one or more partners or the accession of one or more new partners.

(i)                                     Applicant hereby authorizes Bank, at Applicant’s expense, to file any financing statements, trust receipts or other statements relating to any security interest herein specified without Applicant’s signature thereon as Bank at its option may deem appropriate, and appoints Bank as Applicant’s attorney-in-fact (without requiring Bank) to execute any such trust receipt, financing statement or statements in Applicant’s name and to perform all other acts which Bank deems appropriate to perfect and continue such security interest and to protect, preserve and realize upon any collateral. This power of attorney shall not be affected by Applicant’s subsequent disability or incompetence.

(j)                                     No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made, except by a written agreement subscribed by Applicant and a duly authorized officer of Bank.

(k)                                  Captions of the paragraphs of this Agreement are for the convenience of Bank and Applicant, and are not an aid in the interpretation of this Agreement.

(l)                                     This Agreement and the transactions evidenced thereby shall be construed under the laws of New York State, as the same may from time to time be in effect.

*                                         *                                         *

(m)                               All terms, unless otherwise defined in this Agreement, shall have the definitions set forth in the Uniform Commercial Code adopted in New York State, as the same may from time to time be in effect.

Applicant:

RAFAELLA APPAREL GROUP, INC.

By:

/s/ Glenn Palmer

Name: Glenn Palmer

Title: Chief Executive Officer